UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014 (July 24, 2014)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N. Arlington Heights Rd. Itasca, IL	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 630-647-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 24, 2014, the Board of Directors of Gogo Inc. (the “Company”) appointed Michael Sam Gilliland as director of the Company to fill the vacancy created by the resignation of Lawrence Lavine on December 18, 2013. Mr. Gilliland shall serve as a Class I director and member of the Audit Committee and hold office until the Company’s 2017 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, incapacity, resignation or removal.

Mr. Gilliland, as a non-employee director, will receive the director compensation described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2014. We also expect to enter into an indemnification agreement with Mr. Gilliland. The form of indemnification agreement is an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2014, and is described in the Company’s proxy statement on Schedule 14A filed with the SEC on April 17, 2014.

There are no arrangements or understandings between Mr. Gilliland and any other person pursuant to which Mr. Gilliland was selected as a director. There are no transactions involving Mr. Gilliland that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Marguerite M. Elias
Marguerite M. Elias Executive Vice President, General Counsel and Secretary

Date: July 28, 2014